CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of AlphaCentric Symmetry Strategy Fund of our reports dated March 13, 2019 and March 19, 2018, relating to the financial statements of MLM Symmetry Fund, LP and MLM Symmetry Master Fund Ltd., for the years ended December 31, 2018 and 2017, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements”, in such Registration Statement.

Grand Cayman, Cayman Islands

May 3, 2019